UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2004

Guilford Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-631-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

[EXPLANATORY NOTE: We are filing this Amendment to our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 6, 2004 to provide additional information supplementing information previously reported under Item 1.01 and adding information under Item 3.02 of Form 8-K to report, among other things, the closing of the merger of ProQuest Pharmaceuticals, Inc. with one of our wholly-owned subsidiaries and issuance in a private placement of a specific number of shares of our common stock to ProQuest stockholders determined pursuant to the formula exchange ratio set forth in the definitive agreement for the merger.]

On December 1, 2004, Guilford Pharmaceuticals Inc. entered into a definitive merger agreement with ProQuest Pharmaceuticals, Inc., a privately held biopharmaceutical company based in Lawrence, Kansas. On December 23, 2004, pursuant to the terms of the merger agreement, a newly-formed Delaware corporation and wholly-owned subsidiary of Guilford merged with and into ProQuest, with ProQuest becoming a wholly-owned subsidiary of Guilford. The merger was approved by the boards of directors of Guilford and ProQuest and was approved by ProQuest’s stockholders. Approval of the merger by Guilford’s stockholders was not required and was not solicited.

Under the terms of the merger agreement, ProQuest stockholders received a total of 1,328,518 shares of Guilford’s common stock for their ProQuest stock. The number of shares of Guilford common stock that ProQuest stockholders received in the merger was determined on December 22, 2004 according to the formula set forth in the merger agreement by dividing the total purchase price of approximately $7 million by the average closing price of Guilford’s common stock for the 30-day period ending two days prior to the closing of the merger. The merger agreement otherwise contained representations, warranties, covenants and conditions customary for transactions of this type.

The merger supersedes a technology license agreement signed between Guilford and ProQuest in March 2000, under which Guilford obtained worldwide development and commercialization rights to AQUAVAN(R) Injection ("Aquavan"), a novel sedative/hypnotic currently in Phase III clinical testing, in exchange for upfront equity payments to ProQuest and future milestone and royalty payments payable upon the commercialization of Aquavan. Through the acquisition of ProQuest, Guilford has obtained full ownership of the worldwide intellectual property rights to Aquavan.

The transaction is intended to qualify as a tax-free reorganization under applicable tax laws.

The closing and consummation of the merger was subject to a number of conditions, including, but not limited to, the receipt of all applicable governmental approvals, the absence of any judgment, decree, injunction or other order or law that prohibits or enjoins the consummation of the merger, and there being no more than five percent (5%) of ProQuest’s stockholders exercising dissenters’ rights under Delaware law.

A copy of Guilford’s press release announcing the merger, which was issued on December 2, 2004, is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The 1,328,518 shares of Guilford common stock issued to ProQuest stockholders in the merger were issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit

99.1 Press Release dated December 2, 2004. (previously filed)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

December 23, 2004	By:	Asher M. Rubin

Name: Asher M. Rubin
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99..1	Press Release dated December 2, 2004.